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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               November 10, 2006
                               --------------
                                Date of Report


                               Kodiak Energy, Inc.
                             -----------------------
                      (Formerly Island Critical Care, Inc.)

             Delaware               333-82434                  650967706
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         (State or other       (Commission File No.)     (IRS Employer I.D. No.)
          Jurisdiction)

                         734 - 7th Avenue S.W. Suite 460
                         Calgary Alberta T2P 3P8 Canada
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                    (Address of Principal Executive Offices)

                                 (403) 262-8044
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              (Registrant's Telephone Number, including area code)


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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

In November 2006, we determined that it was necessary to restate our financial results for the year ending December 31, 2005 and for the periods ending March 31, 2006 and June 30, 2006. The purpose of the restatements is to correct errors found in accounting for transactions resulting from a lack of adequate procedures necessary to ensure that records were maintained in reasonable detail to fairly reflect the transactions of the Company in the start up phase of operations.

Since the filing of the December 31, 2005 10KSB, the March 31, 2006 10QSB and the June 30, 2006 10QSB the company has hired a full time CFO to prepare and complete the financial statements and implement revised procedures. The errors noted above were discovered as a result of the revised procedures during the preparation of the Company's September 30, 2006 10QSB.

The Company has determined to restate its financial statements for each of those periods. The Company will file amended reports on Form 10-KSB/A for the period ended December 31, 2005 and Form 10-QSB/A for the periods ended March 31, 2006 and June 30, 2006 with respect to the restatement, subsequent to the filing of this Current Report on Form 8-K.

Company management has discussed the matters disclosed in this Current Report or Form 8-K with its independent registered public accounting firm, Meyers Norris Penny LLP.


(c) Exhibits.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Kodiak Energy, Inc



DATED: November 10, 2006                   /s/ Mark Hlady
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                                           Mark Hlady
                                           Chairman and CEO























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